UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2008

CHINA WORLD TRADE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-26119
(Commission File Number)

87-0629754
(I.R.S. Employer Identification No.)

5/F, Guangdong Finance Building
88 Connaught Road West, Hong Kong
People’s Republic of China
(Address of principal executive offices, including zip code.)

(011) 852-2116-3560
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China World Trade Corporation, a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2008, Larry Fan resigned as the CFO of the Registrant, which resignation was approved by the Board of Directors.

On the same date, the Board of Directors of the Registrant announced the appointment of Mr. HUI Chi Kit, as the Chief Financial Officer of the Registrant, to succeed Larry Fan in that position.

Mr. HUI, aged 31, served as CFO, and prior thereto, as Accounts Manager for DB Products Ltd. since 1997. Mr. HUI is experienced in accounting and specializes in the manufacturing sector. Before joining DB Products, Mr. HUI was awarded the Certificate of HKCEE from the Hong Kong Education Board when he graduated from St Paul’s College.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Ms. HUI had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China World Trade Corporation.

Date: July 29, 2008	By:	/s/ Cheung Chi Ho
Cheung Chi Ho
Chief Executive Officer